UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 8, 2009

Senesco Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-31326	84-1368850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 George Street, Suite 420, New Brunswick, New Jersey	08901
(Address of Principal Executive Offices)	(Zip Code)

(732) 296-8400
(Registrant's telephone number, including area code)

Not applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Directors.

Appointment of Warren J. Isabelle, M.D. to the Board of Directors

On June 8, 2009, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) of the Board of Directors (the “Board”) of Senesco Technologies, Inc. ( the “ Company”), the Board increased the size of the Board from nine (9) members to ten (10) members, and appointed Mr. Warren J. Isabelle, CFA to fill such vacancy. Mr. Isabelle will serve as a member of the Board until the Annual Meeting of Stockholders of the Company to be held in 2009.

Mr. Isabelle, age 57, is a founder and principal of Ironwood Investment Management L.L.C., located in Boston, MA.  Mr. Isabelle founded Ironwood Investment management L.L.C in August, 1997.  From 1983 until 1997 Mr. Isabelle was with Pioneer Management Corporation where he served most recently as Director of Research and Head of U.S. Equities.  Mr. Isabelle has also, since January, 2004 served as a member of the Public Board and the Investment Committee of the University of Massachusetts Foundation.

There is no agreement or understanding between Mr. Isabelle and any other person pursuant to which Mr. Isabelle was appointed to the Board. Mr. Isabelle is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Board is in the process of determining which committee Mr. Isabelle shall serve upon, if any.

Mr. Isabelle will receive compensation consistent with that awarded, as previously disclosed in the Company’s proxy statement, to other Board members for his duties performed in serving on the Board.

Appointment of Harlan W. Waksal, M.D. to serve as Chairman of the Board

Effective June 8, 2009, Rudolf Stalder notified stepped down from his position as Chairman of the Board of the Company. Mr. Stalder’s decision was based upon personal reasons and not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  Mr. Stalder will remain a member of the Board.

In addition, on June 8, 2009, upon the recommendation of the Nominating Committee, the Company announced that it had appointed current Board member, Harlan W. Waksal, M.D. to serve as Chairman of the Board.  Dr. Waksal shall serve as Chairman of the Board until his successor shall have been elected and qualified or until his earlier resignation or removal.

Creation of Executive Committee

On June 8, 2009, the Board also formed an Executive Committee of the Board of Directors.  The Board appointed each of Dr. Waksal, Mr. Stalder and current member, Mr. Christopher Forbes, to serve on the Executive Committee.  While the Executive Committee will not have a charter, the Board has determined that the Executive Committee will assist the Board in focusing on both scientific and financial matters related to the Company.

Item 8.01 Other Events.

On June 9, 2009, the Company issued a press release announcing the foregoing events.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Senesco Technologies, Inc. on June 9, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENESCO TECHNOLOGIES, INC.

Dated: June 11, 2009	By: /s/ Joel Brooks
Name: Joel Brooks
Title: Chief Financial Officer